CERTIFICATE OF INCORPORATION OF

                              PERRIN PARTNERS, INC.

                Under Section 402 of the Business Corporation Law


IT IS HEREBY CERTIFIED THAT:

         Article I:        NAME

          The name of the corporation is:

                              PERRIN PARTNERS, INC.

         Article II:       PURPOSE

         The purpose of the Corporation is:

         (a)      to engage in any lawful act or activity for which corporations may be organized under this chapter.

         (b)      to have and to exercise all rights and powers that are now or may hereafter be granted to a corporation by law.

         The foregoing shall be construed as objects, purposes, and powers, and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereafter conferred on this corporation by the laws of the State of New York. The objects and powers specified herein shall, except as otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these articles.




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         The objects, purposes, and powers specified in each of the clauses or paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes, or powers.

         Article III:      CORPORATION OFFICE

         The office of the corporation is to be located in the City of New York,

County of New York, State of New York.

         Article IV:       CAPITALIZATION

         The aggregate number of shares which the corporation shall have the authority to issue is Twenty Million (20,000,000) common shares, with a par value ($.0001) per share, and Two Million 2,000,000 shares of preferred stock with a par value of ( $.0001).

         Article V:        SECRETARY OF STATE AS AGENT OF CORPORATION

         The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the

Secretary of State shall mail a copy of any process against the corporation served upon him is

                                  Jody Eisenman
                    Perrin, Holden & Davenport Capital Corp.
                                5 Hanover Square
                                 Mezzanine Level
                            New York, New York 10004

         Article VI:       LIMITATION OF OFFICER'S AND DIRECTOR'S LIABILITY

         The officers and directors of the corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity except as limited by this chapter.




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         The undersigned incorporator is of the age of twenty - one years or over. IN WITNESS WHEREOF, this certificate has been subscribed this 25th day of

July, 2000 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.



                                                    Joel Schonfeld, Incorporator




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